Exhibit 99.1

IBIO, INC. ANNOUNCES NYSE AMERICAN ACCEPTANCE OF PLAN OF COMPLIANCE

NEW YORK, NEW YORK, JANUARY 16, 2020 — IBIO, INC. (NYSE AMERICAN: IBIO) (“IBIO” OR THE “COMPANY”), today announced that it has received notice from NYSE American LLC (the “Exchange”) that NYSE Regulation has accepted the Company’s November 15, 2019 plan to regain compliance with the Exchange’s continued listing standards set forth in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the NYSE American Company Guide (the “Company Guide”) and has granted a plan period through December 9, 2020, subject to periodic review by the Exchange, including quarterly monitoring, for compliance with the initiatives outlined in the plan. If the Company is not in compliance with the continued listing standards by December 9, 2020, or if the Company does not make progress consistent with the plan during the plan period, the NYSE Regulation staff will initiate delisting proceedings as appropriate.

The Exchange previously notified the Company by letter dated October 16, 2019, that the Company is not in compliance with Section 1003(a)(ii) of the NYSE American Company Guide, which applies if a listed company has stockholders’ equity of less than $4,000,000 and has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years, and Section 1003(a)(iii) of the NYSE American Company Guide, which applies if a listed company has stockholders’ equity of less than $6,000,000 and has reported losses from continuing operations and/or net losses in its five most recent fiscal years, as reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 22, 2019. On December 9, 2019, the Company received a further notice from NYSE American (the “Exchange”) that the Company currently is below the Exchange’s continued listing standards set forth in Section 1003(a)(i) of the NYSE American Company Guide, which applies if a listed company has stockholders’ equity of less than $2,000,000 and has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years, as reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2019.

The December 9, 2019 notification from the Exchange also stated that the Exchange has determined that the Company’s securities have been selling for a low price per share for a substantial period of time and pursuant to Section 1003(f)(v) of the NYSE American Company Guide, the Company’s continued listing on the Exchange is predicated on the Company effecting a reverse stock split or otherwise demonstrating sustained improvement in its share price within a reasonable period of time, which the Exchange has determined to be no later than June 9, 2020.

The notice from the Exchange that the Company’s plan of compliance has been accepted has no immediate impact on the listing of the Company’s common stock on the Exchange. The listing of the Company’s common stock on the Exchange is being continued pursuant to an extension during the plan period.

About iBio, Inc.

iBio, Inc., is a global leader in plant-based biologics manufacturing. Its FastPharming System™ combines vertical farming, automated hydroponics, and glycan engineering technologies to rapidly deliver gram quantities of high-quality monoclonal antibodies, vaccines, bioinks and other proteins. The Company’s subsidiary, iBio CDMO LLC, provides FastPharming Contract Development and Manufacturing Services via its 130,000 square foot facility in Bryan, Texas. iBio CDMO also enables innovators to use the FastPharming System for insourced manufacturing with Factory Solutions “design-and-build” services. Additionally, iBio’s FastGlycaneering Development Service™ includes an array of new glycosylation technologies for engineering high-performance recombinant proteins. iBio is also developing proprietary products which include its lead asset, IBIO-100, for the treatment of fibrotic diseases. For more information, visit www.ibioinc.com.

FORWARD-LOOKING STATEMENTS

STATEMENTS INCLUDED IN THIS NEWS RELEASE RELATED TO IBIO, INC. MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES SUCH AS COMPETITIVE FACTORS, TECHNOLOGICAL DEVELOPMENT, MARKET DEMAND, AND THE COMPANY'S ABILITY TO OBTAIN NEW CONTRACTS AND ACCURATELY ESTIMATE NET REVENUES DUE TO VARIABILITY IN SIZE, SCOPE, AND DURATION OF PROJECTS. FURTHER INFORMATION ON POTENTIAL RISK FACTORS THAT COULD AFFECT THE COMPANY'S FINANCIAL RESULTS CAN BE FOUND IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Contact:

Stephen Kilmer

Investor Relations

(646) 274-3580

skilmer@ibioinc.com